POWER OF ATTORNEY

I, Ronald de Waal, hereby authorize and designate

each of Robert J. Pile and Geoffrey W. Edwards, acting alone or together,

as my agent and attorney in fact, with full power of substitution to:

(1)
take all actions necessary to obtain a Form ID for me on the Securities and
Exchange Commission's EDGAR system, and any other required codes or authorizations, including completing on my behalf all necessary documentation (whether online or in hardcopy), and all actions related thereto, so as to enable me to submit filings on the EDGAR system with respect to securities of Harold's Stores, Inc. (the "Issuer")
(2)
prepare
and sign on my behalf any Form 3, Form 4 or Form 5 under Section
l6 of the
Securities Exchange Act of 1934, as amended, with respect to securities of
the Issuer, and file the same with the Securities and
Exchange Commission
and each stock exchange on which the Issuer's stock
is listed;
(3)
prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, as amended, related to the Issuer, and file the same with the
Securities and Exchange Commission; and
(4) take any
other action of any
type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned
hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Section 5 of the Securities
Act of 1933, as
amended, or Rule 144 promulgated under such Act.

This
Power of
Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

DATED: December 23,
2005					/s/Ronald de
Waal
										Ronald de Waal